AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Consulting Agreement (the “Consulting Agreement”) dated May 23, 2010 by and between eCrypt Technologies, Inc. (the “Company”), a Colorado corporation  and Gabriel Rosu (“Consultant”), is entered into this 5th day of July 2013 to be effective as of June 1, 2012, by and among the Company and the Consultant (collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Parties wish to revise certain terms and conditions set forth in Exhibit A of the Consulting Agreement regarding the Consultant’s compensation; and

WHERERAS, the Parties wish to enter into this Amendment to replace Exhibit A dated May 26, 2010 to the Consulting Agreement with the updated Exhibit A dated July 5, 2013 attached hereto.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.

Amendment of Consulting Agreement.  Exhibit A dated May 26, 2010 is hereby deleted and replaced in its entirety with Exhibit A dated July 5, 2013 attached hereto.

2.

Original Agreement.  Except as modified herein, the Consulting Agreement, as amended, and all exhibits thereto, remain in full force and effect.

3.

Conflicting Terms.  Wherever the terms and conditions of this Amendment and Exhibit A attached hereto and the terms and conditions of the Consulting Agreement and its accompanying exhibits conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the Consulting Agreement and its accompanying exhibits.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

eCrypt Technologies, Inc. /s/ Brad Lever ______________________________________ By: Brad Lever Its: Chief Executive Officer	Gabriel Rosu /s/ Gabriel Rosu ____________________________________ By: Gabriel Rosu, Individually

EXHIBIT A

SERVICES; FEES

Effective Date: June 1, 2012

Scope of Services:  Consultant will provide the following Services to Company:

Consultant will serve as the Chief Technical Officer of the Company.  Consultant’s primary duties include, but are not limited to, overseeing all product development for Company products, database development for the Company, website development for the Company, and all additional duties assigned to Consultant by the Company pursuant the Company’s needs.  Consultant shall work on an as needed basis for the Company in providing the Services.

Service Sites:  Services will be performed at the following locations until further notice from the Company, or unless otherwise required by the Company from time to time:  Consultant’s Location: 7092 Sussex Ave, Burnaby, BC V5J3V3, Canada.

Labor, Tools, Equipment and Materials:  Except where supplemented by the Company, Consultant will be responsible for supplying all labor, tools, equipment and material necessary to provide the Services, including any licenses, bonds, permits, or other items required for Consultant to perform Services.

Service Fees and Fee Schedule:  Consultant shall be paid an hourly fee of US$60.00 for Consultant’s performance of the Services.  Unless otherwise agreed to between Company and Consultant, Consultant shall invoice the Company for all compensation due for Services rendered, and the Company shall pay any undisputed compensation within thirty (30) days of the date of Consultant’s invoice for such fees.  All fees paid to Consultant pursuant to the terms of this Agreement shall be paid to: Gabe Consulting Inc.

Expenses:

Consultant shall be eligible for reimbursement for additional expenses incurred by Consultant for purposes of performing the Services.  Such reimbursement shall be in the sole and absolute discretion of the Company.  In order to obtain a reimbursement pursuant to the terms of this provision, Consultant shall submit an approved expense report in accordance with the Company’s policies and procedures.  Upon receipt of such expense report, the Company shall make a determination in its sole and absolute discretion as to whether or not to reimburse Consultant for such other expenses.

By signatures of their duly authorized representatives, the parties hereby agree to be bound by the terms of this Exhibit A to the Consulting Agreement.

eCrypt Technologies, Inc. /s/ Brad Lever ______________________________________ By: Brad Lever Its: Chief Executive Officer	Gabriel Rosu /s/ Gabriel Rosu ____________________________________ By: Gabriel Rosu, Individually

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